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                                                                    EXHIBIT 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Vistana, Inc.'s Stock Plan of Vistana, Inc. of our report dated August 27, 1997, with respect to the combined financial statements of The Success Companies included in the Prospectus of Vistana, Inc. dated November 26, 1997 (File No. 333-38187), as amended, and included in Vistana, Inc.'s Current Report on Form 8-K dated September 30, 1997, as amended, filed with the Securities and Exchange Commission.


                               /s/ ERNST & YOUNG LLP



Miami, Florida
December 18, 1997